UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 21, 2006

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 — Entry into a Material Definitive Agreement

On May 31, 2006, we completed a private placement pursuant to which we issued to one accredited investor, Cornell Capital, L.P. (“Cornell”)

A 6% secured convertible debenture with a principal amount of $10,000,000, which is the first of three 6% secured convertible debentures (cumulatively, the “6% Debentures”), for which the aggregate principal amount will be $16,000,000, and

Three warrants, to purchase a total of 8,000,000 shares of our common stock (the “Warrants”) at exercise prices of $1.25 per share (2,000,000 warrants), $1.75 per share (3,000,000 warrants) and $2.00 per share (3,000,000 warrants). Each of the warrants can be exercised for a period of three years.

The investor and an unaffiliated party provided us services in connection with completing the transaction, which were valued at $825,000. To compensate these people for those services, we issued them 660,000 shares of our common stock (the “Buyers Shares”).

On June 5, 2006, we issued the second of the three 6% Debentures considered in the transaction documents. This 6% Debenture has a principal amount of $3,000,000.

In accordance with the requirements of the Registration Rights Agreement, we filed a registration statement on Form S-3 for the resale of the Buyers Shares, 2,000,000 shares underlying the $1.25 warrant, and 6,075,785 shares underlying the convertible debenture. As a result of further discussions, we entered into a “Surrender and Reissuance Agreement” with Cornell as a result of which Cornell returned to us for reissuance the two debentures (totaling $13,000,000) issued and the three warrants. The purpose of the amendments to those documents was to clarify that, until we obtain shareholder approval of the transaction with Cornell, we will be able to issue no more than a total of 2,000,000 shares pursuant to the $1.25 warrant, and no more than 6,075,785 shares upon conversion of or payment of interest on the $10,000,000 debenture. Additionally, until we obtain shareholder approval, neither of the other two warrants (for a total of 6,000,000 shares) nor the other debenture is exercisable or convertible. With the 660,000 Buyers Shares, this limits the total number of shares we are permitted to issue under the debentures and warrants to less than 20% of the number of shares outstanding on May 31, 2006, in accordance with Nasdaq Marketplace Rule 4350(i). This was the intention of the parties in the original transaction, but the documents were revised to more clearly state this intention.

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 12, 2006, we received a letter from Nasdaq that advised that Nasdaq examiners did not believe that the documents as originally signed met the requirements of the shareholder approval rule in Marketplace Rule 4350(i)(1)(A) (the “Rule”). Based on subsequent discussions with Nasdaq staff and execution of the amended and restated documents described above, Nasdaq staff determined that we “regained compliance with the Rule and the matter is now closed.”  The letter of June 12, 2006, was the first written notification that we received from Nasdaq staff on this subject.

Item 9.01 — Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro forma financial information.

Not applicable.

(c)           Exhibits

10.1*       Surrender and Reissuance Agreement;
10.2*       Amended and Restated 6% Secured Convertible Debenture no. CCP-3:  $10,000,000 principal;
10.3*       Amended and Restated 6% Secured Convertible Debenture no. CCP-4: $3,000,000 principal
10.4*       Amended and Restated Warrant no. CCP-002 ($1.25 exercise price);
10.5*       Amended and Restated Warrant no. CCP-003 ($1.75 exercise price);
10.6*       Amended and Restated Warrant no. CCP-004 ($2.00 exercise price);

*              Incorporated by reference from Form 8-K reporting an event of June 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of June 2006.

Isonics Corporation

By:	/s/ James E. Alexander
James E. Alexander
President and Chief Executive Officer